Exhibit 99.1

Dec. 15, 2005	DUKE ENERGY MEDIA CONTACT:	Randy Wheeless
	Phone:	704/382-8379
	24-Hour:	704/382-8333
	CINERGY MEDIA CONTACT:	Steve Brash
	Phone:	513/287-2226

FERC Approves Duke Energy-Cinergy Merger

CHARLOTTE, N.C. and CINCINNATI – Duke Energy and Cinergy announced today that the Federal Energy Regulatory Commission (FERC) has approved their merger.

In action taken earlier today, FERC determined that the companies’ planned combination, announced May 9, satisfies the public interest standard of the Federal Power Act.

“Today’s action represents a major milestone in the formation of the new Duke Energy,” said Paul Anderson, chairman of the board and chief executive officer of Duke Energy. ”We look forward to obtaining the remaining regulatory approvals so that we may proceed with the effective integration of our two companies.”

“We’re extremely pleased that after a thorough review the commission has recognized the benefits this merger can be expected to deliver for our customers, our shareholders and the energy markets as a whole,” said James Rogers, chairman and chief executive officer of Cinergy. “We look forward to reviewing the final order once it becomes available.”

FERC’s approval is the latest in a series of recent merger-related regulatory actions. In November, regulators in South Carolina and Kentucky approved the merger. And in August, the companies satisfied Federal Trade Commission and U.S. Department of Justice review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

State regulators in North Carolina are reviewing a settlement agreement reached between the companies and the Public Staff. An agreement in principle has been reached between the companies and the staff of the Indiana Utility Regulatory Commission as well as the Office of Utility Consumer Counselor in Indiana. And regulators in Ohio are also reviewing the planned combination with the staff of the Public Utilities Commission which has recommended approval of the merger, subject to certain conditions. The merger remains subject to other closing requirements, including approvals from the Nuclear Regulatory Commission, the Federal Communications Commission, and shareholders of both Duke Energy and Cinergy. The companies anticipate receiving all necessary approvals in the first half of 2006.

Corporate Profiles

Cinergy has a balanced, integrated portfolio consisting of two core businesses: regulated operations and commercial businesses. Cinergy’s integrated businesses make it a Midwest leader in providing both low-cost generation and reliable electric and gas service. More information about the company is available on the Internet at: http://www.cinergy.com.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed mergers and restructuring transactions, integration plans and expected synergies, anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Duke Energy and Cinergy. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) the companies may be unable to obtain shareholder approvals required for the transaction; (2) the companies may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (5) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (6) the transaction may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from the companies’ expectations; (7) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (8) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (9) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (10) the companies may be adversely affected by other economic, business and/or competitive factors. Additional factors that may affect the future results of Duke Energy and Cinergy are set forth in their respective filings with the Securities and Exchange Commission (“SEC”), which are available at www.duke-energy.com/investors and www.cinergy.com/investors, respectively. Duke Energy and Cinergy undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement of Duke Energy Holding Corp. (Registration No. 333-126318), which includes a preliminary prospectus and a preliminary joint proxy statement of Duke Energy and Cinergy, and other materials have been filed with the SEC and are publicly available. WE URGE INVESTORS TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS WHEN IT BECOMES AVAILABLE AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT DUKE ENERGY, CINERGY, DUKE ENERGY HOLDING CORP. AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the joint proxy statement-prospectus as well as other filed documents containing information about Duke Energy and Cinergy at http://www.sec.gov, the SEC’s Web site. Free copies of Duke Energy’s SEC filings are also available on Duke Energy’s Web site at http://www.duke-energy.com/investors/, and free copies of Cinergy’s SEC filings are also available on Cinergy’s Web site at http://www.cinergy.com.

Participants in the Solicitation

Duke Energy, Cinergy and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Duke Energy’s or Cinergy’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Duke Energy is included in its definitive proxy statement for its 2005 annual meeting filed with the SEC on March 31, 2005. Information regarding the officers and directors of Cinergy is included in its definitive proxy statement for its 2005 annual meeting filed with the SEC on March 28, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the registration statement and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

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